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                                                                    EXHIBIT 23.1

The Board of Directors
Doane Pet Care Company:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

KPMG LLP

Houston, Texas
May 20, 1999